Exhibit 21

Subsidiaries

(as of January 1, 2013)

Name	State or Country of Organization
Advanced Composite Components Limited	UK
Advanced Composite Engineering Limited	UK
Advanced Composite Materials Limited	UK
Advanced Composite Moldings Limited	UK
Advanced Composite Panels Limited	UK
Advanced Composite Technology Limited	UK
Advanced Composites Developments Limited	UK
Advanced Composites Group (Primco) Limited	UK
Advanced Composites Group Holdings Limited	UK
Advanced Composites Group Investments Limited	UK
Advanced Composites Group SA (Proprietary) Ltd.	South Africa
Advanced Composites Limited	UK
Advanced Composites LTM Limited	UK
Advanced Composites Master Materials Limited	UK
Advanced Composites Technology Transfers Ltd.	UK
Avondale Ammonia Company	Delaware
B&K Resins Limited	UK
C.I.I. Luxembourg, S.a.r.l	Grand-Duchy of Luxembourg
Carteret Development LLC	Delaware
Chasers (Self-Drive) Limited	UK
Cliffcrete Limited	UK
Clover 1 Limited	UK
Clover 2 Limited	UK
Clover 3 Limited	UK
Coating Resins Canada Inc.	Canada
Coating Resins Korea Co., Ltd.	South Korea
Coating Resins Mexico, S. de R.L. de CV	Mexico
Compstock Electronics Limited	UK
Coquimbo, SGPS LDA	Portugal
Crossfield (Bristol) Limited	UK
Cyquim de Colombia S.A.	Delaware
Cytec Acrylic Fibers Inc.	Delaware
Cytec Aerospace Far East Corp.	Delaware
Cytec Aerospace Materials (CA) Inc. (f/k/a Umeco Structural Materials (CA) Inc.)	CA
Cytec Ammonia Inc.	Delaware
Cytec Asia/Pacific Holding Pty Limited	Australia

Cytec Australia Holdings Pty Limited	Australia
Cytec Australia Limited	Delaware
Cytec Austria GmbH	Austria
Cytec Belgium BVBA	Belgium
Cytec Brasil Especialidades Quimicas Ltda.	Brazil
Cytec Brewster Phosphates Inc.	Delaware
Cytec Canada Inc.	Ontario
Cytec Carbon Fibers LLC	Delaware
Cytec Chile Limitada	Chile
Cytec Comércio de Materiais Compostos e Produtos Químicos do Brasil Ltda	Brasil
Cytec de Argentina S.A.	Delaware
Cytec de Mexico S.A. de C.V.	Mexico
Cytec de Puerto Rico, Inc.	Puerto Rico
Cytec Engineered Materials (Shanghai) Co. Ltd.	China
Cytec Engineered Materials GmbH	Germany
Cytec Engineered Materials Inc.	Delaware
Cytec Engineered Materials Limited	England
Cytec France SAS	France
Cytec Global Holdings Inc.	Delaware
Cytec India Specialty Chemicals & Materials Pvt Ltd.	India
Cytec Industrial Materials (OK) Inc. (f/k/a Umeco Structural Materials (OK) Inc.)	OK
Cytec Industries (Shanghai) Company Limited	China
Cytec Industries (Thailand) Ltd.	Thailand
Cytec Industries BV	Netherlands
Cytec Industries Europe C.V.	Netherlands
Cytec Industries France S.A.R.L.	France
Cytec Industries Italia S.r.l.	Italy
Cytec Industries Malaysia Sdn. Bhd.	Malaysia
Cytec Industries Pte. Ltd.	Singapore
Cytec Industries UK Limited	England
Cytec International Luxembourg Holdings Sarl	Luxembourg
Cytec Italy S.R.L.	Italy
Cytec Jamaica Limited	Jamaica
Cytec Japan Limited	Delaware
Cytec Korea Inc.	Delaware
Cytec Latvia SIA	Latvia
Cytec Melamine Inc.	New Jersey
Cytec Methanol Inc.	Delaware
Cytec Netherlands Holding B.V.	Netherlands
Cytec Norge (GP) AS	Norway

Cytec Norge KS	Norway
Cytec Olean Inc.	Delaware
Cytec Overseas Corp.	Delaware
Cytec Peru S.A.C	Peru
Cytec Plastics LLC	Delaware
Cytec Process Materials (CA) Inc. (f/k/a Umeco Process Materials Inc.)	DE
Cytec Realty Corp.	Delaware
Cytec Russia OOO	Russia
Cytec Specialty Chemicals (Thailand) Ltd	Thailand
Cytec Surface Specialties (Shanghai) Co., Ltd.	China
Cytec Surface Specialties Coatings Resins AS	Norway
Cytec Surface Specialties Germany GmbH	Germany
Cytec Surface Specialties Holding Germany GmbH	Germany
Cytec Surface Specialties Iberica S.L.	Spain
Cytec Surface Specialties SA/NV	Belgium
Cytec Surface Specialties UK Ltd	United Kingdom
Cytec Taiwan Corp.	Delaware
Cytec Taiwan Ltd.	Taiwan
Cytec Technology Corp.	Delaware
Cytec UK Holdings Limited	England
D Aircraft Products, Inc.	California
Flurovac Limited	UK
G.W. Stewart Holdings Limited	UK
Garret Mountain Insurance Company	Vermont
GSC Products, Inc.	Delaware
Holland LP I LLC	Delaware
Hungerford Electrical Limited	UK
IMC Mining Chemicals LLC	Delaware
Industria Plastics Monregalese IPM Srl	Italy
J&H (Marine) Limited	UK
Jostrel Limited	UK
Levelgrange Limited	UK
Luxembourg Coating Resins SARL	Luxembourg
M.I.O. Schoonaarde N.V.	Belgium
Mandla Services SPRL	D.R.C.
Med-Lab International Limited	UK
Med-Lab Limited	UK
Med-Lab O.M. Limited	UK
Netherlands (Cytec) GP Inc.	Delaware
Nihon Cytec Industries Inc.	Japan

Piney River Recovery Corp.	Delaware
Rotterdam LP II Co.	Delaware
Shanghai Umeco Composites Co. Ltd	China
Stewart Electronics Limited	UK
Surface Specialties Coatings Resins Australia Pty Ltd	Australia
Surface Specialties Trading Malaysia Sdn. Bhd.	Malaysia
UM Sales Limited	UK
Umeco American Holdings Inc.	DE
Umeco Americas Limited	UK
Umeco Components Limited	UK
Umeco Composites AB	Sweden
Umeco Composites GmbH	Germany
Umeco Composites Limited	UK
Umeco Composites MS Norge	Norway
Umeco Composites OÜ	Estonia
Umeco Composites Oy	Finland
Umeco Composites Srl	Italy
Umeco Couplings Limited	UK
Umeco December Limited	UK
Umeco Developments Limited	UK
Umeco Distribution Limited	UK
Umeco Distribution SAS	France
Umeco Holdings Inc.	DE
Umeco International Holdings Limited	UK
Umeco International Inc.	CA
Umeco Limited	UK
Umeco Luxembourg Sarl	Luxembourg
Umeco November Limited	UK
Umeco Overseas Holdings Limited	UK
Umeco Overseas Sarl	Luxembourg
Umeco Process Materials Limited	UK
Umeco Process Materials Sarl	France
Umeco Properties Limited	UK
Umeco Repair & Overhaul Limited	UK
Umeco Structural Materials (Derby) Limited	UK
Umeco Structural Materials (Manchester) Limited	UK
Umeco Trustees Limited	UK
University Coachwork Limited	UK
University Motors (Newbury) Limited	UK
University Motors (Woodcote) Limited	UK
University Motors Limited	UK
Vacform Design Limited	UK
Wellmar Limited	UK
Wesupply Aerospace Limited	UK